Arteris Announces Financial Results for the Third Quarter 2024 and Fourth Quarter and Full Year 2024 Guidance
CAMPBELL, Calif. - November 5, 2024 - Arteris, Inc. (Nasdaq: AIP), a leading provider of system IP which accelerates system-on-chip (SoC) creation, today announced financial results for the third quarter ended September 30, 2024 and provided fourth quarter and full year 2024 guidance.
“We’re excited to report a record $60.5 million in Annual Contract Value plus royalties, and our third consecutive quarter of positive free cash flow in the third quarter of 2024,” said K. Charles Janac, President and CEO of Arteris. “Demonstrating our increasing traction with some of the largest customers in the market, the majority of license deal value in the quarter was with top 30 technology customers, as they create ever more sophisticated electronics that increasingly need high-performance and energy-efficient SoCs. Whether it be within industry verticals such as Automotive and Enterprise Computing, high growth horizontal vectors such as AI, or emerging opportunities like micro-controllers, the industry need for Arteris’ high-performance commercial System IP solutions has continued to increase,” concluded Janac.
Third Quarter 2024 Financial Highlights:
•Revenue of $14.7 million
•Annual Contract Value (ACV) plus royalties of $60.5 million, up 6% year-over-year
•Remaining performance obligation (RPO) of $78.4 million, up 25% year-over-year, growing to the highest level we have ever reported
•Non-GAAP free cash flow of positive $1.1 million or 7% of revenue
•Operating loss of $7.9 million, compared to an operating loss of $8.5 million in the year ago period
•Non-GAAP operating loss of $3.3 million, compared to a Non-GAAP operating loss of $4.5 million in the year ago period
•Net loss of $7.7 million or $0.20 per share
•Non-GAAP net loss of $3.1 million or $0.08 per share
Third Quarter 2024 Business Highlights:
•Increased adoption of our technology with our existing customers, including a top 5 global technology company that is expanding its deployment of Arteris products to enable development of high-performance AI SoCs and chiplets;
•Continued expansion of our footprint with large customers, with a majority of license dollars in the quarter coming from top 30 global technology companies;
•Broadened our strategic focus to microcontrollers, expanding customer usage from complex SoCs to now include high volume MCU products;
•Announced the addition of NoC tiling to our interconnect products, accelerating design of AI SoCs enabling scalable performance, power reduction, and design reuse capabilities;
•Selected by Tier IV for its intelligent vehicle SoCs, and VeriSilicon for its high-performance data-center SoCs;
•Announced an expanded partnership with SiFive, delivering pre-verified RISC-V datacenter solutions; and
•Joachim Kunkel joined the Arteris Board of Directors and Ken Way joined Arteris as Executive Vice President of Global Sales.

Non-GAAP gross profit, Non-GAAP gross margin, Non-GAAP operating loss, Non-GAAP operating loss margin, Non-GAAP net loss, Non-GAAP net loss per share, free cash flow and free cash flow margin are Non-GAAP financial measures. Additional information on Arteris’ historic reported results, including a reconciliation of these Non-GAAP financial measures to their most comparable GAAP measures, is included in the financial tables below.
Fourth Quarter and Full Year 2024 Guidance:

	Q4 2024	FY 2024
(in millions)
ACV + royalties	$63.0 - $67.0	$63.0 - $67.0
Revenue	$14.7 - $15.7	$56.9 - $57.9
Non-GAAP operating loss	$4.0 - $5.0	$16.1 - $17.1
Free cash flow	$(0.9) - $1.1	$0.7 - $2.7
The guidance provided above are forward-looking statements and reflects Arteris' expectations as of today's date. Actual results may differ materially. Refer to the section titled "Forward-Looking Statements" below for information on the factors, among others, that could cause our actual results to differ materially from these forward-looking statements.

A reconciliation of Non-GAAP guidance measures reported above to corresponding GAAP measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty of expenses that may be incurred in the future, although it is important to note that these factors could be material to Arteris' results computed in accordance with GAAP.

Definitions of the other business metrics used in this press release including ACV, active customers, confirmed design starts and RPO are included below under the heading “Other Business Metrics.”
Conference Call
Arteris will host a conference call today on November 5, 2024 to review its third quarter 2024 financial results and to discuss its financial outlook.

Time:	4:30PM ET
United States/Canada Toll Free:	1-646-307-1865
International Toll:	1-800-717-1738
A live webcast will also be available in the Investor Relations section of Arteris’ website at: https://ir.arteris.com/events-and-presentations
A replay of the webcast will be available in the Investor Relations section of Arteris' website approximately two hours after the conclusion of the call and remain available for approximately 30 calendar days.

About Arteris
Arteris is a leading provider of system IP for the acceleration of system-on-chip (SoC) development across today’s electronic systems. Arteris network-on-chip (NoC) interconnect IP and SoC integration automation technology enable higher product performance with lower power consumption and faster time to market, delivering better SoC economics so its customers can focus on dreaming up what comes next. Learn more at arteris.com.
© 2004-2024 Arteris, Inc. All rights reserved worldwide. Arteris, Arteris IP, the Arteris IP logo, and the other Arteris marks found at https://www.arteris.com/trademarks are trademarks or registered trademarks of Arteris, Inc. or its subsidiaries. All other trademarks are the property of their respective owners.

Investor Contacts:
Arteris
Nick Hawkins
Chief Financial Officer
IR@arteris.com
Sapphire Investor Relations, LLC
Erica Mannion and Michael Funari
+1 617 542 6180
IR@arteris.com

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including but not limited to, statements regarding our future financial and operating performance, including our GAAP and Non-GAAP guidance for the fourth quarter and full year 2024; our market opportunity and its potential growth; our ability to execute on existing customer contracts and drive increased customer adoption of our system IP; and our position within the market and our ability to drive customer value. The words "may," "might," "will," "could," "would," "should," "expect," "plan," "anticipate," "intend," "believe," "expect," "estimate," "seek," "predict," "future," "project," "potential," "continue," "target" and similar words or expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements contained herein are based on our historical performance and our current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent our expectations as of the date of this press release. Subsequent events may cause these expectations to change, and we disclaim any obligation to update the forward-looking statements in the future, except as required by law. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from our current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, the significant competition we face from larger companies and third-party providers; our history of net losses; whether semiconductor companies in the automotive market, enterprise computing market, communications market, consumer electronics market, and industrial markets incorporate our solutions into their end products and the growth and economic stability of these end markets; our ability to attract new customers and the extent to which our customers renew their subscriptions for our solutions; the ability of our customers’ end products achieving market acceptance or growth; our ability to sustain or grow our licensing revenue; our ability, and the cost, to successfully execute on research and development efforts; the occurrence of product errors or defects in our solutions; if we fail to offer high-quality support; the occurrence of macro-economic conditions that adversely impact us, our customers and their end product markets; the effects of geopolitical conflicts, such as the military conflict between Russia and Ukraine; the range of regulatory, operational, financial and political risks we are exposed to as a result of our dependence on international customers and operations; our ability to protect our proprietary technology and inventions through patents and other IP rights; whether we are subject to any liabilities or fines as a result of government regulation, including import, export and economic sanctions laws and regulations; the occurrence of a disruption in our networks or a security breach; risks associated with doing business in China; and the other factors described under the heading “Risk Factors” in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024 to be filed with the Securities and Exchange Commission (SEC) on November 5, 2024. All forward-looking statements reflect our beliefs and assumptions only as of the date of this press release. We undertake no obligation to update forward-looking statements to reflect future events or circumstances. Our results for the quarter ended September 30, 2024 are not necessarily indicative of our operating results for any future periods.

Arteris, Inc.
Condensed Consolidated Statements of Operations
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenue
Licensing, support and maintenance	$13,507	$12,084	$38,799	$36,926
Variable royalties and other	1,206	1,190	3,436	4,236
Total revenue	14,713	13,274	42,235	41,162
Cost of revenue	1,461	1,280	4,387	3,629
Gross profit	13,252	11,994	37,848	37,533
Operating expenses:
Research and development	11,923	10,997	33,475	34,465
Sales and marketing	4,962	5,024	15,431	15,630
General and administrative	4,286	4,426	13,436	13,331
Total operating expenses	21,171	20,447	62,342	63,426
Loss from operations	(7,919)	(8,453)	(24,494)	(25,893)
Interest expense	(55)	(77)	(199)	(136)
Other income (expense), net	775	898	2,576	2,641
Loss before income taxes and loss from equity method investment	(7,199)	(7,632)	(22,117)	(23,388)
Loss from equity method investment, net of tax	580	919	2,064	2,487
Provision for (benefit from) income taxes	(92)	(398)	1,253	453
Net loss	$(7,687)	$(8,153)	$(25,434)	$(26,328)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.23)	$(0.66)	$(0.75)
Weighted average shares used in computing per share amounts, basic and diluted	39,295,743	36,010,106	38,496,838	35,291,207

Arteris, Inc.
Condensed Consolidated Balance Sheets
(In thousands, except share and per share data)
(Unaudited)

	As of
	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$17,829	$13,696
Short-term investments	30,840	27,477
Accounts receivable, net of allowance of $93 as of both September 30, 2024 and December 31, 2023	8,715	12,003
Prepaid expenses and other current assets	5,396	5,254
Total current assets	62,780	58,430
Property and equipment, net	4,058	5,745
Long-term investments	5,839	11,802
Equity method investment	6,436	8,500
Operating lease right-of-use assets	4,070	4,289
Intangibles, net	3,245	3,858
Goodwill	4,178	4,178
Other assets	7,109	5,999
TOTAL ASSETS	$97,715	$102,801
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$141	$183
Accrued expenses and other current liabilities	12,966	11,831
Operating lease liabilities, current	948	781
Deferred revenue, current	38,991	31,537
Vendor financing arrangements, current	1,172	2,070
Total current liabilities	54,218	46,402
Deferred revenue, noncurrent	26,511	25,172
Operating lease liabilities, noncurrent	3,332	3,610
Vendor financing arrangements, noncurrent	669	1,292
Deferred income, noncurrent	7,928	8,810
Other liabilities	2,848	2,412
Total liabilities	95,506	87,698
Stockholders' equity:
Preferred stock, par value of $0.001 - 10,000,000 shares authorized as of both September 30, 2024 and December 31, 2023; no shares issued and outstanding as of both September 30, 2024 and December 31, 2023	—	—
Common stock, par value of $0.001 - 300,000,000 shares authorized as of both September 30, 2024 and December 31, 2023; 40,127,476 and 37,518,583 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	40	37
Additional paid-in capital	130,678	118,193
Accumulated other comprehensive income	172	120
Accumulated deficit	(128,681)	(103,247)
Total stockholders' equity	2,209	15,103
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$97,715	$102,801

Arteris, Inc.
Condensed Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2024	2023
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(25,434)	$(26,328)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	2,474	2,240
Stock-based compensation	11,807	10,981
Amortization of deferred income	(885)	(882)
Loss from equity method investment	2,064	2,487
Net accretion of discounts on available-for-sale securities	(522)	(698)
Other, net	124	(3)
Changes in operating assets and liabilities:
Accounts receivable, net	3,288	(3,225)
Prepaid expenses and other assets	(1,249)	(495)
Accounts payable	(43)	(237)
Accrued expenses and other liabilities	1,494	1,544
Deferred revenue	8,793	1,866
Net cash provided by (used in) operating activities	1,911	(12,750)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(274)	(1,075)
Purchases of available-for-sale securities	(25,997)	(35,373)
Proceeds from maturities of available-for-sale securities and other	29,169	33,150
Other	—	(25)
Net cash provided by (used in) investing activities	2,898	(3,323)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of contingent consideration for business combination	—	(1,269)
Principal payments under vendor financing arrangements	(1,438)	(1,041)
Proceeds from exercise of stock options	703	460
Payments to tax authorities for shares withheld from employees	—	(564)
Other	59	79
Net cash used in financing activities	(676)	(2,335)
NET INCREASE (DECREASE) IN CASH, CASH EQUIVALENTS AND RESTRICTED CASH	4,133	(18,408)
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, beginning of period	14,084	37,423
CASH, CASH EQUIVALENTS AND RESTRICTED CASH, end of period	$18,217	$19,015

Non-GAAP Financial Measures
To supplement our financial results, which are prepared and presented in accordance with GAAP, we use certain non-GAAP financial measures, as described below, to understand and evaluate our core performance. These non-GAAP measures, which may be different than similarly-titled measures used by other companies, are presented to enhance investors’ overall understanding of our financial performance and should not be considered a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We define "Non-GAAP gross profit and Non-GAAP gross margin" as GAAP gross profit and GAAP gross margin, adjusted for stock-based compensation expense and amortization of acquired intangible assets included in cost of revenue. We define “Non-GAAP Loss from Operations” as our income (loss) from operations adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets. We define “Non-GAAP Net Loss” as our net income (loss) adjusted to exclude stock-based compensation, acquisition costs and amortization of acquired intangible assets.
We define “Non-GAAP EPS”, as our Non-GAAP Net Income (Loss) divided by our GAAP weighted-average number of shares outstanding for the period on a diluted basis. Management uses Non-GAAP EPS to evaluate the performance of our business on a comparable basis from period to period.
The above items are excluded from our Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) because these items are non-cash in nature, or are not indicative of our core operating performance, and render comparisons with prior periods and competitors less meaningful. We believe Non-GAAP Gross Profit, Non-GAAP Income (Loss) from Operations and Non-GAAP Net Income (Loss) provide useful supplemental information to investors and others in understanding and evaluating our results of operations, as well as provide a useful measure for period-to-period comparisons of our business performance.
We define free cash flow as net cash provided by (used in) operating activities less cash used for purchases of property and equipment. We believe that free cash flow is a useful indicator of liquidity that provides information to management and investors, even if negative, about the amount of cash used in our operations other than that used for investments in property and equipment.

Other Business Metrics
Active Customers – we define Active Customers as customers who have entered into a license agreement with us that remains in effect. The retention and expansion of our relationships with existing customers are key indicators of our revenue potential.
Annual Contract Value (ACV) – we define Annual Contract Value for an individual customer agreement as the total fixed fees under the agreement divided by the number of years in the agreement term. Our total ACV is the aggregate ACVs for all our customers as measured at a given point in time. Total fixed fees includes licensing, support and maintenance and other fixed fees under IP licensing or software licensing agreements but excludes variable revenue derived from licensing agreements with customers, particularly royalties. We define ACV, plus royalties as ACV plus the trailing-twelve-months variable royalties and other revenue.
Confirmed Design Starts – we define Confirmed Design Starts as when customers confirm their commencement of new semiconductor designs using our interconnect IP and notify us. Confirmed Design Starts is a metric management uses to assess the activity level of our customers in terms of the number of new semiconductor designs that are started using our interconnect IP in a given period. We believe that the number of Confirmed Design Starts is an important indicator of the growth of our business and future royalty revenue trends.
Remaining Performance Obligations (RPO) – we define Remaining Performance Obligations as the amount of contracted future revenue that has not yet been recognized, including deferred revenue, billed and unbilled cancelable and non-cancelable contracted amounts.

Arteris, Inc.
Reconciliation of GAAP Measures to Non-GAAP Measures
(In thousands, except share and per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Gross profit	$13,252	$11,994	$37,848	$37,533
Add:
Stock-based compensation expense included in cost of revenue	221	181	596	386
Amortization of acquired intangible assets (1)	50	50	150	99
Non-GAAP gross profit	$13,523	$12,225	$38,594	$38,018
Gross margin	90%	90%	90%	91%
Non-GAAP gross margin	92%	92%	91%	92%

Research and development	$11,923	$10,997	$33,475	$34,465
Stock-based compensation expense	(2,154)	(1,742)	(5,550)	(5,656)
Amortization of acquired intangible assets (1)	(110)	(85)	(280)	(305)
Non-GAAP research and development	$9,659	$9,170	$27,645	$28,504

Sales and marketing	$4,962	$5,024	$15,431	$15,630
Stock-based compensation expense	(850)	(666)	(2,230)	(2,088)
Amortization of acquired intangible assets (1)	(57)	(57)	(171)	(171)
Non-GAAP sales and marketing	$4,055	$4,301	$13,030	$13,371

General and administrative	$4,286	$4,426	$13,436	$13,331
Stock-based compensation expense	(1,165)	(1,125)	(3,431)	(2,851)
Non-GAAP general and administrative	$3,121	$3,301	$10,005	$10,480

Loss from operations	$(7,919)	$(8,453)	$(24,494)	$(25,893)
Stock-based compensation expense	4,390	3,714	11,807	10,981
Amortization of acquired intangible assets (1)	217	192	601	575
Non-GAAP loss from operations	$(3,312)	$(4,547)	$(12,086)	$(14,337)

Net loss	$(7,687)	$(8,153)	$(25,434)	$(26,328)
Stock-based compensation expense	4,390	3,714	11,807	10,981
Amortization of acquired intangible assets (1)	217	192	601	575
Non-GAAP net loss (2)	$(3,080)	$(4,247)	$(13,026)	$(14,772)

Net loss per share attributable to common stockholders, basic and diluted	$(0.20)	$(0.23)	$(0.66)	$(0.75)
Per share impacts of adjustments to net loss (3)	$0.12	$0.11	$0.32	$0.33
Non-GAAP net loss per share attributable to common stockholders, basic and diluted	$(0.08)	$(0.12)	$(0.34)	$(0.42)

Weighted average shares used in computing per share amounts, basic and diluted	39,295,743	36,010,106	38,496,838	35,291,207

(1) Represents the amortization expenses of our intangible assets attributable to our acquisitions.
(2) Our GAAP tax provision is primarily related to foreign withholding taxes and income tax in profitable foreign jurisdictions. We maintain a full valuation allowance against our deferred tax assets in the US. Accordingly, there is no significant tax impact associated with these Non-GAAP adjustments.
(3) Reflects the aggregate adjustments made to reconcile Non-GAAP Net Loss to our net loss as noted in the above table, divided by the GAAP diluted weighted average number of shares of the relevant period.

Free Cash Flow

	Nine Months Ended September 30,
	2024	2023
Net cash provided by (used in) operating activities	$1,911	$(12,750)
Less:
Purchase of property and equipment	(274)	(1,075)
Free cash flow	$1,637	$(13,825)
Net cash provided by (used in) investing activities	$2,898	$(3,323)
Net cash used in financing activities	$(676)	$(2,335)